UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 6, 2013

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Utah	0-13316	87-0395567
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

7050 Union Park Avenue, Suite 600, Salt Lake City, UT 84047
(Address of principal executive offices, including zip code)

(801) 562-2252
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

Broadcast International, Inc., a Utah corporation (“Broadcast”), previously announced its entry into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with AllDigital Holdings, Inc., a Nevada corporation (“AllDigital”), and Alta Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of Broadcast (“Merger Sub”) pursuant to which Merger Sub will be merged with and into AllDigital, and AllDigital will survive as a wholly-owned subsidiary of Broadcast (the “Merger”).  The completion of the Merger is subject to the satisfaction of various conditions set forth in the Merger Agreement, including that the representations and warranties made therein by the parties be accurate as of the date of the Merger Agreement and as of the closing date of the Merger.

On February 6, 2013, after having conducted further due diligence, AllDigital notified Broadcast that it believes certain of the intellectual property representations and warranties made by Broadcast in the Merger Agreement were inaccurate when made.  AllDigital also outlined its requirements for curing such matters and notified Broadcast that AllDigital may terminate the Merger Agreement in accordance with its terms if Broadcast fails to cure within thirty (30) days of such notice, or if it earlier becomes apparent that such matters cannot be cured.

Broadcast is working with AllDigital to resolve these matters to AllDigital’s satisfaction.  However, if all issues are not resolved, it is possible that the Merger Agreement will be terminated prior to closing, either as a result of an alleged breach or as a result of the inability of one or both parties to satisfy conditions precedent to closing.

Forward Looking Statements

Statements in this Current Report on Form 8-K (the “Form 8-K”) regarding the possibility of issues being resolved, or not being resolved, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not purely statements of historical fact should also be considered to constitute forward-looking statements.  Actual results or events to differ materially from those indicated by such forward-looking statements, including the risk that Broadcast and AllDigital may not be able to complete the proposed Merger and other risks and uncertainties more fully described in Broadcast’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, each as filed with the SEC.

In addition, the statements made in this Form 8-K reflect information and beliefs as of the date of the filing of the Form 8-K.  We anticipate that subsequent events and developments will cause our expectations and beliefs to change.  Although we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise.  These forward-looking statements should not be relied upon as representing our views as of any date after the date of filing of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2013.

BROADCAST INTERNATIONAL, INC.
a Utah corporation

By:	/s/ James E. Solomon
Name:	James E. Solomon
Title:	Chief Financial Officer